EXHIBIT 10.20






                       ENTERTAINMENT PRODUCTION AGREEMENT

                                     BETWEEN

                           PEAK ENTERTAINMENT LIMITED

                                       AND

                          THE SILLY GOOSE COMPANY, LLC

                       ENTERTAINMENT PRODUCTION AGREEMENT



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This Production Agreement is dated as of 16 December 2004 by and among Peak
Entertainment Limited of Bagshaw Hall, Bagshaw Hill, Bakewell, England, DE45 1GL (hereinafter `Peak'), The Silly Goose Company, LLC (hereinafter `Silly Goose'). Either of the foregoing may be referred to as a `Party', and collectively they are referred to as the `Parties'.

                             ARTICLE 1. INTRODUCTION

1.    Recitals:

      (a) The Property: Silly Goose has created that certain intellectual property entitled "The Wumblers". Pursuant to an agreement dated 28 April 2003 Peak are entitled to all exploitation rights in the Property including merchandise and distribution rights and the right to enter into an Entertainment Production License.

      (b) Peak: Peak is a holding company which is in the business of exploiting intellectual property rights, including television distribution, licensing and merchandising.

      (c) Funding: Peak will fund or find third party investors to fund 52 X 11 minutes animated television episodes based on the Property.

2.    Production:

      (a) Peak agrees to supply the financing and to appoint a co-production partner to supply the facilities, personnel and/or services for the production of a series of 52 x 11 mins animated episodes.

      (b) Bible: A bible for the Property will be created and submitted for approval to Silly Goose, and shall not be materially deviated from without their consent. If the Parties cannot agree in good faith on a creative element requiring their approval, the arbitration provision of this Agreement shall apply.


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                             ARTICLE II. PRODUCTION

3. Quality of Production: The technical quality of the completed production elements shall be equal to the quality requirements customarily required by US network animation broadcasters. The Series shall be originally recorded in the English language, shall have the sound, music and effects fully synchronized to the applicable visual elements and shall be produced in compliance with all applicable US standards, laws and regulations, including (without limitation) broadcast standards, privacy, publicity, intellectual property and copyright laws.

                      ARTICLE III. FINANCING AND MARKETING

4. Peak shall finance, or obtain finance from third parties, the production budget for 52 x 11 mins animated TV series episodes.

5. Peak or/and its production finance partners shall recoup cost of said production and marketing budgets in first place.

         ARTICLE IV. EXPLOITATION AND DISTRIBUTION RIGHTS TO THE SERIES

6.    Ownership

      (a) In proportion to their interest in the Net Proceeds therefrom, the Parties shall jointly own solely and exclusively, as tenants in common, an undivided interest in the copyright (including, without limitation, any renewals and extensions thereof) in and to the Series, all elements created in connection therewith as they are created, and all physical elements containing same. [Laura still owns 100% copyright in concept]

      (b) The Parties hereby grant Peak, as trustee for the other Parties, the sole and exclusive right to license, enforce and exploit said copyright in the Territory.

      (c) No Party shall assign or transfer its interest in the copyright to the Series. If it proposes to do so, it shall offer to sell its interest to the other Parties, as their interests may appear, on terms mutually acceptable to the Parties. If any Party proposes to assign or transfer its interest hereunder, the other Parties shall have the right to match any such deal which said Party proposes to accept, as their interests in the remainder of the project appear at the time.


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      (d)   Peak shall have the rights to produce other episodes based on the
            Property, the characters therein or theatrical, remake or sequel rights therein, plus distribution, licensing and merchandising rights thereof. If, within five (5) years after delivery of the last episode hereunder, Peak does not determine to produce theatrical motion pictures, remakes and/or sequels to the Series, the other Parties hereto shall first be offered the opportunity to participate in production, distribution and financing thereof on the same terms as contained herein, provided they are not in breach of this Agreement.

7.    Exploitation Rights

      (a) Peak shall have, and Silly Goose hereby license to Peak, the sole and exclusive right to exploit the Series in the Territory, in perpetuity, in the media of Television Broadcasting, and to retain thirty-five percent (35%) of all gross revenues generated therefrom. Peak shall be the sole administrator of the music publishing to the Series in the Territory (which shall be either in the public domain or available for license through ASCAP or BMI) and shall be entitled to retain thirty-five percent (35%) of gross revenues therefrom.

            (i)   "Territory" shall mean the world

            (ii) "Television Broadcasting" refers to all forms of presentation and showing by means of the remote transmission and reproduction of sound and image elements, by all procedures in means known or still to be discovered, radiobroadcast all over the Territory and transmitted by the intermediary of one or several local radio broadcasting channels, by all types of aerials, including home aerials, by cable distribution, satellite, closed circuit or other modes of reception or transmission, including UHF or VHF radio broadcasting, as well as any forms of television commonly known as "free television", "conventional television", "residential television", "pay television", "public television", "television by subscription", "DBS television", "commercial television", "educational television" and "closed circuit television and broadcast over the Internet. "Television Broadcasting" shall not include Videograms or Merchandising.

            (iii) "Videogram" refers to any mechanism or media upon which a visual work which transmits an illusion of movement is located, and which may be presented visually, with or without sound, by means of a television type system, including videocassettes, videodiscs, DVD CDROM and other forms of the same kind, through all means or procedures known or still to be discovered.


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            (iv)  Peak shall have, and the parties hereby licence to Peak, the sole and exclusive right to exploit the merchandising rights in the Series in the Territory and to retain thirty-five percent (35%) in the UK and forty percent (40%) in the rest of the world of all gross revenues generated therefrom. "Merchandising" refers to the exploitation of the Series and the Property and all rights incidental thereto by means of sales, franchising, licenses, rent, distribution, granting or otherwise of posters, food and drinks, comics, cartoons, novelties, cards, stationery, games (including electronic, video, arcade and board) photographs, books, toys, clothes, records, cassettes or other types of mechanical recording, interactive/multimedia, films, all audio-visual support including technical games and all other objects whose manufacture, conception or concept is inspired, drawn or based on one or any part of the Series, their characters or any element thereof. All of the foregoing are listed for illustration purposes only and not by way of limitation. Any Internet website devoted to the Series shall be created and managed, or licensed, by Peak.


                          ARTICLE V. SPLIT OF REVENUES

8.    Recoupment

      100% of production budget and marketing budget will be recouped by Peak and/or its finance partners from all gross revenues in first position.

9. "Net Proceeds" "Net Proceeds" as used herein, shall mean (i) gross income or other value actually received by or on behalf of Peak from all sources an all media (whether now known or hereafter discovered) including (without limitation) Merchandising and Videograms), in the Territory, in perpetuity, less (ii) permitted distribution fees, permitted distribution expenses for French dubs and copyright/trademark enforcement costs), licensing and merchandising fees, (iii) the budgeted cost of production plus any permitted overbudget expenditures and the budget cost of marketing.

10. "Net Proceeds" will be split 25% Silly Goose, 25% Peak, 50% Peak and/or third party financing partners. Silly Goose is herewith recognised as a third party finance partner by its investment of $500,000 on signature of this agreement. Thereafter Silly Goose's Net Proceeds share will increase by 6%. For avoidance of doubt this means that Net Proceeds will be split 31% Silly Goose, 25% Peak and 44% Peak and/or other third party financing partners.


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                       ARTICLE VI. ADVERTISING AND CREDITS

11.   Advertising and Publicity; Confidentiality:

      (a) Each of the Parties shall have the right to make public reference to its role hereunder in connection with the Series and its business generally, but the financial terms of this agreement shall be kept confidential between the Parties, unless required by law or stock exchanges to be revealed. The Parties shall jointly approve an initial press release and other press releases and advertising shall accurately state the relationship between the Parties and to the Series.

      (b) Peak shall exercise reasonable efforts not to reveal to any third party any trade secrets, secret or confidential information, confidential technical information, or any other information relating to the copyright referred to in this Agreement or any such information relating to the carrying out of the production hereunder.

12.   Credits

      (a) Peak shall accord Silly Goose and others working on the Episodes reasonable and customary credit among the titles of each Episode actually produced by Peak hereunder.

      (b) In formal publicity issued by or under control of Peak relating to this Agreement Silly Goose shall be mentioned . The foregoing obligation shall not apply to award, congratulatory or institutional publicity.

      (c) All other details of the foregoing credits shall be at Peak's discretion, Silly Goose shall not be entitled to any injunctive relief for a breach of this provision and Peak shall not be liable for any casual or inadvertent failure to accord such credit, or for the failure of any third party to comply with its obligations to Peak. If Silly Goose shall notify Peak of a breach of this provision, Peak shall take commercially reasonable efforts to correct such breach on a going forward basis. Such credit shall be subject to the broadcasting stations' and distributors' standards and practices policies. [Just in case broadcasts fails to show credits]



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                   ARTICLE VII. WARRANTIES AND REPRESENTATIONS

13.   (a)   Peak hereby represents and warrants to the Parties that, with the exception of those rights and materials which are in the public domain (i) it has the full right and authorization to enter into and perform its obligations hereunder; (ii) it will pay all sums due to any person who is or may be entitled to any payment in respect of services or facilities rendered, or goods supplied or rights granted in connection with the Series, (iii) will ensure that nothing contained in the Series is defamatory, violates the right of privacy, or violates the rights of any third party; (iv) it has not and will not create any charges, liens, claims, encumbrances, pledges, security interests, or restrictions over the Series or Property,; (v) there is no litigation in existence or pending or threatened against it in relation to the Series or Property.

      (b) Silly Goose warrants that it has such right, title and interest in and to the Property as to enable it to vest in Peak, free from any liens or encumbrances or third party rights, the sole and exclusive right, privilege and license herein conveyed, that the rights granted herein have not been licensed to any other person or entity, that Silly Goose is the legal and beneficial owner of the Property and that, to the best of Silly Goose's knowledge, the exercise by Peak of the rights ranged herein shall not infringe the rights of any third party.

      (c) Representation: It is expressly agreed that no Party is the legal representative of the other Parties and has no authority, expressed or implied, on behalf of the other Parties to bind such other Parties or to pledge their credit. Nothing contained in this Agreement shall be deemed or construed to constitute or create between the Parties hereto a partnership, joint venture, or agency. No party may be held liable for the acts either of omission or commission of the other Parties, and no party is authorized to or has the power to obligate or bind the other Parties by contract, agreement, warranty, representation, or otherwise in any manner whatsoever except as may be expressly provided herein. Nothing in this Agreement shall be construed as granting Silly Goose any right, license, or interest in or to any trademark, trade name, copyright, design, trade secret, know-how, or similar right or protection which is the property of Peak, its parent, subsidiaries, and/or affiliates except as expressly set forth herein to the contrary.

      (d) Notice of Claim: The Party receiving notice of any claim or action subject to indemnity hereunder shall promptly notify the other Parties. Representations, warranties and indemnities shall survive any termination or expiration of this Agreement.


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                            ARTICLE VIII. TERMINATION

14.   Termination/Specific Performance

            (i)In case any Party fails to perform under or commits a material breach of any of the several covenants and conditions herein contained, the other Party shall notify such Party in writing of such failure or default and such Party shall then have the right to remedy such failure or default by complying with the terms of this Agreement, and thereby rendering the notice null and void and of no effect. If the breaching Party has not instituted a remedy or is not in the process of instituting a remedy within sixty (60) days of receipt of such notice, the aggrieved Party may terminate this Agreement immediately by a further notice in writing.

            (ii)Any termination under this Paragraph 16 will be without prejudice to the rights and remedies of any Party with respect to any provisions or covenants arising out of breaches committed prior to such termination. All rights, privileges, and licenses granted to Peak hereunder concerning the Property shall forthwith revert to Silly Goose, and Peak and shall forthwith cease the production of the Series.

                             ARTICLE IX. ARBITRATION

15. Arbitration. This Agreement and all matters collateral thereto shall be governed by the laws of New York applicable to contracts entered into and to be fully performed in New York. Each Party agrees to appoint an agent in New York for the service of process hereunder, in the absence of which service on that Party may be made on the Secretary of State of New York.

      (a) Subject Matter of Arbitration; Non-Applicability to Certain Acts. All controversies, claims or disputes between the Parties, their successors and assigns, arising out of this Agreement, or relating to the transactions contemplated hereby, including (without limitation) contract, tort or other controversies, claims or disputes, shall be resolved by arbitration in accordance with the provisions of this paragraph; provide, however, the arbitration provisions contained herein shall not apply to any action seeking to restrain or enjoin any other person (whether by way of a restraining order or preliminary or permanent injunction o otherwise) or to an action to obtain or execute on a writ of mandate or attachment, and nothing contained herein shall be construed to limit the right of a Party to file an action for any such purposes in a court of competent jurisdiction. However, the New York Superior Court for the Central District of New York or the U.S. Federal district court residing in such District shall be the agreed-upon forum in such instances.


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      (b)   Selection of Arbitrator. Either side to the dispute may institute arbitration by giving written notice of intention to arbitrate to the other Parties, which notice shall contain the nature of the controversy, the amount involved (if any), the remedies sought, and any other pertinent matter. Within fifteen (15) days after the giving of such notice, the other Party/Parties may submit to the initiating Party an answering statement. Within seven (7) days thereafter, the Parties (or their counsel) shall meet in person or by telephone and attempt in good faith to select an arbitrator, who shall be from the Los Angeles Trial Panel of Retired Judges and Commissioners (the "Panel"). Any agreed-upon selection shall be confirmed in writing signed by both sides or their counsel. If the Parties are unable to agree upon an arbitrator within the seven (7) day period, the arbitrator shall be appointed from the Panel by the American Arbitration Association in accordance with its then existing rules. The arbitrator shall not be a Party hereto, have a conflict of interest with, or be associated with, employed by, or have the status of a supplier of goods or services to, any party hereto.

      (c) Arbitration Procedure: The arbitrator, if he desires, shall have access to all books and records of the Parties and other documents and things of the Parties pertinent to the matter in arbitration which shall enable him to make the required decision, including the work papers of the Parties and the parties' accountants. The arbitrator, if he desires, may employ experts not associated with or employed by any Party to assist him in making the required decision, and the cost of same shall be deemed a cost of arbitration. In addition, the arbitrator shall set a reasonable schedule for the conduct of any discovery desired by the Parties, the preparation and submission of briefs, and all other procedures he deems necessary to bring the matter to arbitration speedily, economically and fairly, and he shall have the power to resolve any disputes among the Parties relating to such discovery or other procedures without the necessity of a formal motion, but after giving both sides an opportunity to be heard. Prior to rendering his decision, the arbitrator shall afford each of the |Parties an opportunity, both orally and in writing, to present any relevant evidence and to present that Party's factual and legal contentions and arguments in connection with the matter in arbitration; provide, however, the formal rules of evidence applicable to judicial proceedings shall not apply; and provided, further, any Party submitting written material shall be required to deliver a copy of the same to the other Party concurrently with the delivery thereof to the arbitrator, and such other Party shall have the opportunity to submit a written reply a copy of which shall also be delivered to the other Party concurrently with the delivery thereof to the arbitrator. Oral argument shall take place only at a hearing before the arbitrator at which all Parties are afforded a reasonable opportunity to be present and heard. The parties may engage their own experts for the purposes of presenting evidence to the arbitrator. In all other respects and unless otherwise expressly provided herein or agreed upon by the Parties in writing, the arbitration shall be conducted in accordance with the rules then pertaining of the American Arbitration Association except that the provisions of section 1283.05 of the California Code of Civil Procedure, or any successor section thereto, relating to the taking of depositions in an arbitration proceeding, shall also apply.


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      (d)   Time and Place of Arbitration. The arbitration shall take place in the County of New York, State of New York, at a time and place selection by the arbitrator. Notice in writing of such time and place shall be given by the arbitrator to each Party at least thirty
            (3) days prior to the date so fixed.

      (e) Arbitration Award. Unless the time is extended by the arbitrator, he shall submit his determination in writing within sixty (60) days after his appointment. The arbitrator shall have the right and power to grant any relief which could have been awarded if the controversy had been litigated in a court of competent jurisdiction; provide, however, no arbitrator shall have the right or power to enjoin or restrain any act of any Party (that right and power being expressly reserved to a court as set forth herein); and provided, further, no arbitrator shall have the right or power to award punitive damages, the Parties hereby expressly agreeing to waive any right they may have to institute a claim or action for punitive damages (whether in arbitration or in a judicial proceeding) to the fullest extent permitted by applicable law. The determination of the arbitrator shall be final, conclusive and binding. Any award made pursuant to arbitration may be entered as a judgment, on the application of any Party to said arbitration, by the New Yord Superior Court for the Central District of New York as the agreed-upon forum.

      (f) Cost of Arbitration: Each party shall share the costs of the arbitration in proportion to its participation in net Proceeds; however, the arbitrator may order the prevailing Party or Parties to be reimbursed for all such costs.

                            ARTICLE X. MISCELLANEOUS

16. Any Party may assign this Agreement, in whole or in part, to any party; to any parent, subsidiary or affiliated company; or to any entity with whom any parent, subsidiary or affiliated company is merged or consolidated; or to any entity acquiring all or substantially all of the stock or assets of any such parent, subsidiary or affiliated company. Any other assignment shall be subject to the written consent of the other Parties, not be to unreasonably withheld.


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17.   This Agreement may not be modified or waived in whole or in party except in writing signed by the Party to be charged. A waiver of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

18. The captions of the paragraphs of this Agreement are for convenience only, and shall not in any way affect the interpretation of the Agreement itself.

19. All notices required to be given hereunder shall be given in writing by personal delivery, prepaid airmail, email or facsimile addressed to the Parties at the respective addresses of the parties as stated herein. Notices given by airmail or courier shall be deemed given on the date of mailing or delivery to a courier respectively, except as to notice of default, which shall be deemed given only when received by the addressee.

20. If any provision of this Agreement, applied to any Party or to any circumstances, shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provision of this Agreement. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance of regulation contrary to which the Parties have no legal right to contract, then the latter shall prevail, but in such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within the legal requirements. Each and all of the legal rights and remedies provided for in this Agreement shall be construed as being cumulative, and no one of them shall be deemed to be excusive of the others or of any right or remedy allowed by law.


      IN WITNESS WHEREOF, THE parties have executed this agreement on the date first above written


         Peak Entertainment Limited         The Silly Goose Company, LLC


         By: /s/ Paula Shorrocks            By: /s/ Laura Wellington
         -------------------------          ---------------------------
         Paula Shorrocks, Director          Laura Wellington, President